Exhibit 10.A
JOHNSON CONTROLS, INC.
1992 Stock Option Plan
(Adjusted to reflect 3-for-1 stock split effective September 14, 2007)
1.	Establishment. JOHNSON CONTROLS, INC. (the “Company”) hereby establishes a stock option plan for certain officers and other key employees, as described herein, which shall be known as the JOHNSON CONTROLS, INC. 1992 STOCK OPTION PLAN (the “Plan”). It is intended that certain of the stock options issued pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“Incentive Stock Options”) and the remainder of the options issued pursuant to the Plan shall constitute nonqualified options. Incentive Stock Options and nonqualified stock options are hereinafter jointly referred to as “Options.” The Committee may also award stock appreciation rights along with Options issued pursuant to the Plan and, subject to certain limitations, apart from Options issued pursuant to the Plan.
2.	Purpose. The purpose of the Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the “Board of Directors”) believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.
3.	Effective Date of the Plan. The effective date of the Plan is the date of its adoption by the Board of Directors, September 23, 1992, and was most recently amended effective January 1, 2009. The Plan was approved by the shareholders of the Company within twelve months of the adoption date. Any and all Options granted prior to such adoption were granted subject to shareholder approval.
4.	Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 19, the total number of shares of the common stock of the Company (“Common Stock”), available for awards during the term of this Plan shall not exceed 22,775,274 shares. Shares of Common Stock to be delivered upon exercise of Options or settlement of stock appreciation rights under the Plan shall be made available from presently authorized but unissued Common Stock of the Company or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. If any Option or stock appreciation right shall be canceled, expire or terminate without having been exercised in full, or to the extent a stock appreciation right is settled in cash, the shares of Common Stock allocable to the unexercised, canceled, forfeited portion of such Option or stock appreciation right, or portion of such stock appreciation right which is settled in cash, shall again be available for the purpose of the Plan. The surrender of any Options (and the surrender of any related stock appreciation rights granted under paragraph 18) in connection with the receipt of stock appreciation rights as provided in paragraph 18A shall, as to such Options, have the same effect under this paragraph 4 as the cancellation or termination of such Options without having been exercised. If any stock appreciation rights are granted under the Plan separate and apart from Options (including any grant in connection with the surrender of outstanding Options), as provided in paragraph 18A, and shares of Common Stock may be issuable in connection with such stock appreciation rights, then the grant of such stock appreciation rights shall be deemed to have the same effect under this paragraph 4 as the grant of Options; provided, however, if any such stock appreciation rights shall be canceled, expire or terminate without having been exercised in full, or to the extent a stock appreciation right is settled in cash, the shares of Common Stock allocable to the unexercised, canceled, forfeited portion of such stock appreciation right, or portion of such stock appreciation right which is settled in cash, shall again be available for the purpose of the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. If any Participant satisfies the Company’s withholding tax requirements upon the exercise of an Option by properly electing to have the Company withhold shares of Common Stock, then the shares of Common Stock so withheld shall again be available for the purpose of the Plan, except that such shares shall not be available for the granting of Incentive Stock Options.
5.	Administration. (a) The Plan shall be administered by the Compensation Committee (the “Committee”) consisting of not less than three members of the Board of not less than three members of the Board of Directors appointed from time to time by the Board of Directors. No member of the Committee shall be, nor at any time during the preceding one-year period have been, eligible to receive stock, stock options or stock appreciation rights of the Company or of its subsidiaries pursuant to the Plan or any other plan of the Company or its subsidiaries, other than a plan for directors of the Company who are not officers or employees of the Company which provides for automatic grants without exercise of discretion by any member of the Board of Directors, or by any officer or employee of the Company.
(b) Subject to the express provisions of the Plan, the Committee shall have authority to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and in its discretion, to determine the individuals (the “Participants”) to whom, and the time or times at which, Options and stock appreciation rights shall be granted, the type of Options, the Option periods, limitations on Option exercise, and the number of shares to be subject to each Option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant.

(c) Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this paragraph 5 shall be conclusive and binding upon all parties.
(d) Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance that may be in effect from time to time.
(e) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.
6.	Eligibility. Options and stock appreciation rights may be granted to officers and other key employees of the Company and of any of its present and future subsidiaries. The maximum number of shares of Common Stock covered by Options which may be granted to any Participant within any two consecutive calendar year periods shall not exceed 1.5 million shares in the aggregate. No Option or stock appreciation right shall be granted to any person who owns, directly or indirectly, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. A director of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary will not be eligible to receive any Option or stock appreciation right hereunder.
7.	Rights of Employees. Nothing in this Plan or in any Option or stock appreciation right shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant’s or employee’s employment at any time, nor confer upon any Participant or employee any right to continue in the employ of the Company and its subsidiaries.
8.	Option Agreements. All Options and stock appreciation rights granted under the Plan shall be evidenced by written agreements (an “Option Agreement”) in such form or forms as the Committee shall determine.
9.	Option Price. The per share Option price for Options and for stock appreciation rights granted under paragraph 18, and the per share grant price for stock appreciation rights granted under paragraph 18A, as determined by the Committee, shall be an amount not less than 100% of the fair market value of the stock on the date such Options or stock appreciation rights are granted (or, if the Committee so determines, in the case of any stock appreciation right granted under paragraph 18A upon the surrender of any outstanding Option, on the date of grant of such Option). Fair market value means, per share of stock on a particular date, the closing sales price on such date on the New York Stock Exchange, or if no sales of stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the shares not listed on the New York Stock Exchange, but are traded on a national securities exchange or in an over-the-counter market, the closing sales price (or if there is no closing sales price reported, the average of the closing bid and asked prices) for the shares on the particular date, or on the last preceding date on which there was a sale of shares on that exchange or market, will be used. If the shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. However, in connection with an exercise of Options, to the extent the Participant sells any shares acquired upon such exercise in a market transaction on the date of exercise, the sale price(s) for any such shares shall be the fair market value of such shares.
10.	Option Period. The term of each Option and stock appreciation right shall be as determined by the Committee but in no event shall the term of an Option or stock appreciation right exceed a period of ten (10) years from the date of its grant. Each Option and stock appreciation right granted hereunder may granted at any time on or after the effective date of the Plan, and prior to its termination, provided that no Option or stock appreciation right may be granted later than ten years after the date this Plan is adopted. The Committee shall determine whether any Option or stock appreciation right shall become exercisable in cumulative or non-cumulative installments or in full at any time. An exercisable Stock Option or stock appreciation right, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.
11.	Maximum Value of Incentive Stock Options. The aggregate fair market value (as defined in paragraph 9) of the Common Stock for which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan or any other plan of the Company or any subsidiary shall not exceed $100,000. To the extent the fair market value of the shares of Common Stock attributable to Incentive Stock Options first exercisable in any calendar year exceeds $100,000, the excess portion of the Incentive Stock Options shall be treated as nonqualified options.
12.	Transferability of Option or Stock Appreciation Right. No Option or stock appreciation right granted hereunder shall be transferable other than options specifically designated by the Compensation Committee as such and meeting the following requirements of transfer:
(a)	by will or by the laws of descent and distribution; or

(b)	in the case of a nonqualified option:

(i)	pursuant to a “Qualified Domestic Relations Order” as defined in Section 414(p) of the Internal Revenue Code; or

(ii)	to (A) his or her spouse, children or grandchildren (“Immediate Family Members”), (B) a partnership in which the only partners are the Participant’s Immediate Family Members, or (C) a trust or trusts established solely for the benefit of one or more of the Participant’s Immediate Family Members (collectively, the Permitted Transferees), provided that there may be no consideration for any such transfer by a Participant
Following transfer (if applicable), such Options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that such Options and stock appreciation rights may be exercised during the life of the Participant only by the Participant or, if applicable, by the alternate payee designated under a Qualified Domestic Relations Order or the Participant’s Permitted Transferees.
13.	Exercise of Option; Deferral of Shares.
(a) The Committee shall prescribe the manner in which a Participant may exercise an Option which is not inconsistent with the provisions of this Plan. An Option may be exercised, subject to limitations on its exercise contained in the Option Agreement and in this Plan, in full, at any time, or in part, from time to time, only by (A) written notice of intent to exercise the Option with respect to a specified number of shares, and (B) by payment in full to the Company at the time of exercise of the Option, of the option price of the shares being purchased. Payment of the Option price may be made (i) in cash, (ii) if permitted by the applicable Option Agreement, by tendering of shares of Common Stock equivalent in fair market value (as defined in paragraph 9), or (iii) if permitted by the applicable Option Agreement, partly in cash and partly in shares of Common Stock. Common Stock may be tendered either by actual delivery of shares of Common Stock or by attestation.
(b) The Committee may provide one or more means to enable Participants and the Company to defer delivery of shares of Common Stock deliverable upon exercise of an Option, on such terms and conditions as the Committee may determine, including by way of example the manner and timing of making a deferral election, the treatment of dividends paid on shares of Common Stock during the deferral period and the permitted distribution dates or events. No such deferral means may result in any increase in the number of shares of Common Stock issuable hereunder other than as contemplated by paragraph 4 or paragraph 19 hereof.
14.	Withholding. If permitted by the applicable Option Agreement, a Participant may be permitted to satisfy the Company s withholding tax requirements by electing (i) to have the Company withhold shares of Common Stock of the Company, or (ii) to deliver to the Company shares of Common Stock of the Company having a fair market value on the date income is recognized on the exercise of a nonqualified option equal to the minimum amount required to be withheld, or such greater amount as may be requested by the Participant. The election shall be made in writing and according to such rules and in such form as the Committee shall determine.

Notwithstanding the foregoing, the election and satisfaction of any withholding requirement through the withholding of Common Stock or the tender of shares of Company Stock may be made only at such times as are permitted, without incurring liabilities, by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or such other securities laws, rules or regulations as may be applicable.
15.	[intentionally omitted]

16.	[intentionally omitted]
17.	Termination of Employment. (a) In the event a Participant’s employment with the Company or any of its subsidiaries shall be terminated for any reason, except early retirement or total and permanent disability, all rights to exercise an Option or stock appreciation right shall terminate immediately.
(b) If the Participant should die while employed by the Company or any subsidiary prior to the expiration of the term of the Option or stock appreciation right, the Option or stock appreciation right may be exercised by the person to whom it is transferred by will or by the applicable laws of descent and distribution to the extent it could have been exercised by the Participant had he lived, by giving notice as provided in paragraph 13, at any time within twelve months after the date of death unless such Option or stock appreciation right expires earlier under the terms of the Option Agreement.
(c) In the event of termination of employment with the Company due to early or normal retirement, or due to total and permanent disability prior to the expiration of the term of an Option or stock appreciation right, the Option or stock appreciation right may be exercised by the Participant, to the extent it could have been exercised had the Participant remained actively employed, at any time within thirty-six months (except Incentive Stock Options which may be exercised within three months) after the date of such early or normal retirement or total permanent disability, as the case may be, unless such Option or stock appreciation right expires earlier under the terms of the Option Agreement. Provided, however, that for certain participants who are officers of the corporation or who are selected by the Compensation Committee of the Board, nonqualified options granted after July 27, 1999, may be exercised by the Participant for five years of the Option or stock appreciation right in the event of termination of employment with the Company due to early or normal retirement, or due to total and permanent disability, prior to the expiration of the term of the Option or stock appreciation right. For purposes hereof, a Participant’s employment shall be deemed to have terminated due to (a) early or normal retirement if such Participant is then eligible to receive early or normal retirement benefits under the provisions of any of the Company’s or its subsidiaries pension plans;

or, in the absence of a pension plan, provided such Participant retires with ten years of service and is at least 55 years old or retires with five years of service and is at least 65 years old and (b) total and permanent disability if he is permanently disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, as in effect from time to time.
For purposes of this Plan: (a) a transfer of an employee from the Company to a 50% or more owned subsidiary, partnership, joint venture or other affiliate (whether or not incorporated) or vice versa, or from one subsidiary, partnership, joint venture or other affiliate to another or (b) a leave of absence duly authorized in writing by the Company, provided the employee s right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan. Notwithstanding the foregoing, from and after a Change of Control, as defined in paragraph 22, Options (other than Incentive Stock Options granted prior to May 24, 1989) and stock appreciation rights shall continue to be exercisable for three months after a Participant’s termination of employment.
18.	Stock Appreciation Rights. Stock appreciation rights may be granted in conjunction with all or part of any Option granted under the Plan. Stock appreciation rights may be exercised by a Participant by surrendering the related Option or applicable portion thereof. Upon such exercise and surrender, the Participant shall be entitled to receive the economic value of such stock appreciation rights determined in the manner prescribed in subparagraph (b) of the Paragraph 18 and in the form prescribed in subparagraph (c) of this Paragraph 18. Options which have been so surrendered, in whole or in part, shall no longer be exercisable. Stock appreciation rights shall be subject to such terms and conditions not inconsistent with other provisions of the Plan as shall be determined by the Committee, which shall include the following:
(a) Stock appreciation rights shall be exercisable or transferable at such time or times and only to the extent that the Option to which they relate is exercisable or transferable.
(b) Upon the exercise of stock appreciation rights, a Participant shall be entitled to receive the economic value thereof, which value shall be equal to the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the Option price per share, multiplied by the number of shares in respect of which the stock appreciation rights shall have been exercised.
(c) The Committee shall have sole discretion either (i) to determine the form in which payment of such economic value will be made (i.e. cash, stock, or any combination thereof) or (ii) to consent to or disapprove the election of the Participant to receive cash in full or partial payment of such economic value.
(d) The exercise of stock appreciation rights by a Participant pursuant to the Plan may be made only at such times as are permitted by Rule 16b-3 of the Securities Exchange Act of 1934, without liabilities, or such other securities laws or rules as may be applicable.

(e) Common Stock subject to the Option to which the stock appreciation rights relate exceeds the exercise price of such Option.
18A.	Other Stock Appreciation Rights. Stock appreciation rights may also be granted separate from any Option granted under the Plan to any Participant who at the time of grant is not then an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”). The Committee may also grant stock appreciation rights under this paragraph 18A to any person who is not then a Section 16 Officer in connection with the surrender of any outstanding Option granted under the Plan prior to September 22, 1993 (and the surrender of any related stock appreciation rights granted under paragraph 18). Such stock appreciation rights may be exercised by a Participant by written notice of intent to exercise the stock appreciation rights delivered to the Committee, which notice shall state the number of shares of stock in respect of which the stock appreciation rights are being exercised. Upon such exercise, the Participant shall be entitled to receive the economic value of such stock appreciation rights determined in the manner described in subparagraph (b) of this paragraph 18A and in the form prescribed in subparagraph (c) of this paragraph 18A.

Stock appreciation rights shall be subject to terms and conditions not inconsistent with other provisions of the Plan as shall be determined by the Committee, which shall include the following:
(a) Stock appreciation rights granted in connection with the surrender of an Option shall be exercisable or transferable at such time or times and only to the extent that the Option to which they related was exercisable or transferable. The Committee shall have complete authority to determine the terms and conditions applicable to other stock appreciation rights, including the periods applicable to such rights, limitations on exercise and the number of shares of stock in respect to which such stock appreciation rights are exercisable.
(b) Upon the exercise of stock appreciation rights, a Participant shall be entitled to receive the economic value thereof, which value shall be equal to the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the grant price per share, multiplied by the number of shares in respect of which the stock appreciation rights shall have been exercised. Stock appreciation rights which have been so exercised shall no longer be exercisable in respect of such number of shares.
(c) The Committee shall have the sole discretion either (i) to determine the form in which payment of such economic value will be made (i.e., cash, stock, or any combination thereof) or (ii) to consent to or disapprove the election of the Participant to receive cash in full or partial payment of such economic value.(d) The exercise of stock appreciation rights by a Participant pursuant to the Plan may be made only at such times as are permitted by Rule 16b-3 of the Securities Exchange Act of 1934, without liabilities, or such other securities laws or rules as may be applicable.(e) Stock appreciation rights shall be exercisable only when the fair market value of the Common Stock to which the stock appreciation rights relate exceeds the grant price of such stock appreciation rights.
19.	Adjustment Provisions. In the event of any change in the shares of the Common Stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan (including the per Participant limit on awards in Section 6), the number and class of shares subject to each outstanding Option and stock appreciation right, and the option price or grant price and economic value of any stock appreciation rights shall be appropriately adjusted by the Committee, whose determination shall be final and conclusive. Unless the Committee determines otherwise, any such adjustment to an award that is exempt from Code Section 409A shall be made in manner that permits the award to continue to be so exempt, and any adjustment to an award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof. Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or split-up (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or split-up.

20.	Termination and Amendment of Plan. Grant awards under the Plan terminated on September 22, 2002. The Board of Directors may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board of Directors to be necessary or advisable to assure conformity of the Plan and any Incentive Stock Options granted thereunder to the requirements of Section 422 of the Internal Revenue Code as now or hereafter in effect and to assure conformity with any requirements of other state and federal laws or regulations now or hereafter in effect; provided, however, that the Board of Directors may not, without further approval by the shareholders of the Company, make any modifications which, by applicable law, require such approval. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option or stock appreciation rights shall have been granted, adversely affect the rights of such Participant under such Option or stock appreciation rights. The Board of Directors may also, in its discretion, permit any Option or stock appreciation right to be exercised prior to the earliest date fixed for exercise thereof under the Option Agreement. Notwithstanding the foregoing, unless determined otherwise by the Board or Committee, any such amendment shall be made in a manner that will enable an award intended to be exempt from Code Section 490A to continue to be so exempt, or to enable an award intended to comply with Code Section 409A to continue to so comply.
21.	Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by his or her Option until the date of issuance of the stock certificate to the participant and only after such shares are fully paid or with respect to stock appreciation rights. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.
22.	Change of Control. Notwithstanding the foregoing, upon Change of Control, all previously granted Options and stock appreciation rights shall immediately become exercisable to the full extent of the original grant. For purposes of this Plan, a “Change of Control” means any of the following events:(i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the “Exchange Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company of any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a change in control of the Company; or (ii) individuals who, as of May 24, 1989, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporations resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (iv) (A) a complete liquidation or dissolution of the company or a (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.
23.	Termination of Awards. Notwithstanding the foregoing, upon a Change in Control, the Committee may in its discretion, commencing at the time of a Change in Control and continuing for a period of sixty days thereafter, cancel each outstanding Option or stock appreciation right in exchange for a cash payment to the holder thereof in an amount equal to the number of Options or stock appreciation rights that have not been exercised multiplied by the excess of the fair market value per Share on the date of the Change in Control (or, if the Change in Control is the result of a transaction or a series of transactions described in paragraphs (i) or (ii) of the definition of Change in Control and the Option or stock appreciation right is cancelled on the date of the Change in Control, the highest price per Share paid in such transaction or series of transactions on the date of the Change in Control) over the exercise price of the Option or the grant price of the stock appreciation right, as the case may be.

24.	Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Wisconsin and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States.

25.	Unfunded Plan. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

26.	Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the to the extent necessary for any award that is subject to Code Section 409A to comply therewith. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an award that any award intended to be exempt from Code Section 409A shall be so exempt, nor that any award intended to comply with Code Section 409A shall so comply, nor will the Company or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

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